PRESS RELEASE

FOR IMMEDIATE RELEASE
CONTACT: CHARLES M. SPROCK, PRESIDENT AND CHIEF EXECUTIVE OFFICER
TELEPHONE: (315) 336-7300


                     ROME SAVINGS BANK ANNOUNCES ADOPTION OF
                     A PLAN OF CONVERSION AND REORGANIZATION

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ROME, NY, NOVEMBER 16, 2004: Charles M. Sprock, President and Chief Executive
Officer of Rome Bancorp, Inc. (the "Company") (Nasdaq: "ROME"), today announced that the Boards of Directors of Rome, MHC (the "Mutual Holding Company"), the Company and The Rome Savings Bank (the "Bank") (collectively, "Rome") unanimously adopted a Plan of Conversion and Agreement and Plan of Reorganization (the "Plan of Conversion"), under the terms of which Rome will undertake a "second-step" conversion, and the Bank will reorganize from the two-tier mutual holding company structure to the stock holding company structure. The MHC owns approximately 61.5% of the common stock of the Company.

         Pursuant to the Plan of Conversion: (i) the Bank will become a wholly owned subsidiary of a to-be-formed Delaware corporation ("New Holding Company"),
(ii) the shares of common stock of the Company held by persons other than the Mutual Holding Company (whose shares will be canceled) will be converted into shares of common stock of the New Holding Company pursuant to an exchange ratio designed to preserve the percentage ownership interests of such persons, and
(iii) the New Holding Company will offer and sell shares of its common stock to members of the Mutual Holding Company, shareholders of the Bank and others in the manner and subject to the priorities set forth in the Plan of Conversion. The highest priority will be depositors with qualifying deposits as of September 30, 2003.

         The transactions contemplated by the Plan of Conversion are subject to approval of the Company's shareholders, the members of the Mutual Holding Company and regulatory agencies. Proxy and offering materials setting forth detailed information relating to the Plan of Conversion will be sent to the members of the Mutual Holding Company and shareholders of the Company for their consideration in a few months.

         The Company anticipates that the transactions will be completed in the first quarter of the 2005 calendar year. After the conversion, the Bank's deposits will continue to be insured by the Federal Deposit Insurance Corporation and the Bank and the New Holding Company will be regulated by the Office of Thrift Supervision. Depositors will continue to hold accounts in the Bank identical as to dollar amount, rate of return and general terms (other than voting and liquidation rights). Borrowers' loans will be unaffected by the conversion and will remain contractually fixed as they existed prior to the conversion. The normal business of the Bank is accepting deposits and making loans and will continue without interruption in its existing offices.

         Thacher Proffitt & Wood, LLP, Washington, D.C., will serve as special counsel to Rome for the conversion. Ryan Beck & Co. Inc. will serve as financial advisor.

         Information, including the details of the offering and business and financial information about the Bank and the New Holding Company will be provided in a Prospectus, which will be available when the offering commences, expected to be during the first quarter of 2005.
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         Rome Bancorp, Inc. is the holding company for The Rome Savings Bank, a federal savings bank. The Bank was founded as a New York chartered bank in 1851. The Bank and the Mutual Holding Company converted to federal charters in April 2004. The Bank conducts its business from its headquarters in Rome, New York. Its banking office network now has four offices located in Oneida county.

         THIS NEWS RELEASE CONTAINS CERTAIN FORWARD-LOOKING STATEMENTS BASED ON CURRENT EXPECTATIONS, ESTIMATES AND PROJECTIONS ABOUT THE COMPANY'S INDUSTRY, AND MANAGEMENT'S BELIEFS AND ASSUMPTIONS. WORDS SUCH AS ANTICIPATES, EXPECTS, INTENDS, PLANS, BELIEVES, ESTIMATES AND VARIATIONS OF SUCH WORDS AND EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO FORECAST. THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR FORECAST IN SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION OR OTHERWISE.

THIS RELEASE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS WHEN ACCOMPANIED BY A STOCK ORDER FORM. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS, MAY LOSE VALUE AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.